UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 14, 2018, Chanticleer Holdings Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will host a webcast and conference call on Monday May 14, 2018 at 4:30 PM ET/1:30 PM PT. To access the call, dial 1-877-407-0784 approximately five minutes prior to the scheduled start time. International callers please dial 1-201-689-8560. To access the webcast, log into the following link: http://public.viavid.com/index.php?id=129455.

The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Thursday, June 14, 2018 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the pin number: 13679123.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non- cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses. In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the Company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results. Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules to the press release. For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about May 14, 2018, available online at www.sec.gov.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2018, the Board of Directors of the Company appointed David P. Osborn to serve as director.

Mr. Osborn has been the Senior Vice President of Advisory Services for HealthTrust since November 2016. In this role he directs and supports HealthTrust’s advisory services and consulting practices, including its offerings in Total Spend Management, Supply Chain Management, Workforce and Labor Management, and Clinical Performance. He has over 30 years of experience consulting with healthcare clients in the areas of business strategy, operations, innovation and technology.

From November 2014 to November 2016, he served as senior executive for Parallon (Nashville, TN). From April 2013 to November 2014 he served as a Managing Director at KPMG, a global consulting firm. He has also held a leadership position at Andersen Consulting (now Accenture).

Mr. Osborn currently serves as Chairman of the Board for Blue Coast Burrito, a company that owns and operates fast-casual, southwest-style restaurants in four states in the southeastern United States. He also serves as the Chairman of the Board for the Make-A-Wish Foundation of Middle Tennessee and serves on the Advisory Boards for the American Heart Association and the Mercy Children’s Clinic.

Mr. Osborn is a graduate of Harding University and holds a Ph.D. in Management from the University of Tennessee-Knoxville.

There are no arrangements or understandings between the newly appointed director and any other persons pursuant to which he was appointed director. There are no family relationships between the newly appointed director and Chanticleer’s other directors or executive officers. There are no current or proposed transactions in which the newly appointed director has a direct or indirect material interest in which Chanticleer is involved and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of Chanticleer’s total assets at year-end for the last two completed fiscal years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press release of Chanticleer Holdings Inc. dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: May 14, 2018	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer